EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
SECOND-QUARTER 2021 RESULTS

HOUSTON—(PRNEWSWIRE)—August 9, 2021 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced second-quarter 2021 financial and operating results. Net income (loss) available to limited partners for the second quarter of 2021 totaled $226.3 million, or $0.55 per common unit (diluted), with second-quarter 2021 Adjusted EBITDA(1) totaling $491.1 million, second-quarter 2021 Cash flows provided by operating activities totaling $452.1 million, and second-quarter 2021 Free cash flow(1) totaling $379.8 million.
RECENT HIGHLIGHTS
•Achieved record DJ Basin gas throughput of 1.4 Bcf/d for the second quarter, representing a 5-percent sequential-quarter increase.
•Executed a long-term gas gathering and processing agreement with Crestone Peak Resources (“Crestone”), whereby Crestone dedicated all of its existing Watkins acreage, totaling approximately 74,000 acres, to the Partnership. As part of the agreement, Crestone will also dedicate to WES up to 148,000 additional acres that may be acquired and connected to Crestone’s gas gathering system in the future.

______________________________________________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.

On August 13, 2021, WES will pay its second-quarter 2021 per-unit distribution of $0.319, which represents a 1.3-percent increase over the prior quarter’s distribution and is consistent with an annualized distribution growth of 5-percent. Second-quarter 2021 Free cash flow after distributions totaled $246.8 million. Second-quarter 2021 and year-to-date capital expenditures(1) totaled $84.0 million and $142.3 million, respectively.
“Our strong second-quarter Adjusted EBITDA and free cash flow was a result of increased throughput across all product lines in the Delaware and DJ Basins,” said Michael Ure, President and Chief Executive Officer. “Higher commodity prices continue to provide support for sustained increased producer activity, specifically in the Delaware Basin, and we’ve been successful in attracting incremental third-party business. With the hard work of our operations, engineering, and commercial teams, we’ve been able to fully leverage our expansive infrastructure to bring these additional volumes on the system.”
Mr. Ure continued “As we prepare for increased throughput, which will largely materialize in 2022, we expect to deploy additional capital-efficient dollars and be at or above the high end of our 2021 capital expenditures range of $275 million to $375 million. We’ve reduced our cost structure and enhanced our operational efficiencies, and we expect increased capital spend to be dedicated to gathering these incremental volumes. Furthermore, as a result of this activity coupled with our second-quarter outperformance, we now expect to be near the high end of our 2021 Adjusted EBITDA range of $1.825 billion to $1.925 billion.”
Second-quarter 2021 total natural-gas throughput(2) averaged 4.3 Bcf/d, representing a 5-percent sequential-quarter increase. Second-quarter 2021 total throughput for crude-oil and NGLs assets(2) averaged 687 MBbls/d, representing a 14-percent sequential-quarter increase. Second-quarter 2021 total throughput for produced-water assets(2) averaged 688 MBbls/d, representing a 16-percent sequential-quarter increase.

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(1)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(2)Represents total throughput attributable to WES, which excludes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.

CONFERENCE CALL TOMORROW AT 1:00 P.M. CDT
WES will host a conference call on Tuesday, August 10, 2021, at 1:00 p.m. Central Daylight Time (2:00 p.m. Eastern Daylight Time) to discuss second-quarter 2021 results. To participate, individuals should dial 877-883-0383 (Domestic) or 412-902-6506 (International) 15 minutes before the scheduled conference call time and enter participant access code 7589922. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website following the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, Wyoming, and Pennsylvania, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.
For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; the ultimate impact of efforts to fight COVID-19 on the global economy and the timeline for a recovery in commodity demand and prices; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
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WESTERN MIDSTREAM CONTACT

Kristen Shults
Senior Vice President, Finance and Communications
Kristen.Shults@westernmidstream.com
832.636.6000

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
thousands except per-unit amounts	2021	2020	2021	2020
Revenues and other
Service revenues – fee based	$618,985	$642,628	$1,191,260	$1,344,024
Service revenues – product based	27,803	7,000	59,455	22,921
Product sales	72,256	21,736	143,061	78,385
Other	87	391	329	738
Total revenues and other	719,131	671,755	1,394,105	1,446,068
Equity income, net – related parties	58,666	54,415	110,831	115,762
Operating expenses
Cost of product	78,044	18,602	167,013	121,872
Operation and maintenance	153,028	145,186	293,360	304,377
General and administrative	44,448	36,423	89,564	76,888
Property and other taxes	17,967	19,395	32,351	37,871
Depreciation and amortization	137,849	119,805	268,402	252,124
Long-lived asset and other impairments	12,738	10,150	27,604	165,935
Goodwill impairment	—	—	—	441,017
Total operating expenses	444,074	349,561	878,294	1,400,084
Gain (loss) on divestiture and other, net	1,225	(2,843)	642	(2,883)
Operating income (loss)	334,948	373,766	627,284	158,863
Interest income – Anadarko note receivable	—	4,225	—	8,450
Interest expense	(95,290)	(94,654)	(193,783)	(183,240)
Gain (loss) on early extinguishment of debt	—	1,395	(289)	8,740
Other income (expense), net	84	1,653	(1,123)	(108)
Income (loss) before income taxes	239,742	286,385	432,089	(7,295)
Income tax expense (benefit)	1,465	5,044	2,577	764
Net income (loss)	238,277	281,341	429,512	(8,059)
Net income (loss) attributable to noncontrolling interests	7,018	8,304	12,462	(24,569)
Net income (loss) attributable to Western Midstream Partners, LP	$231,259	$273,037	$417,050	$16,510
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$231,259	$273,037	$417,050	$16,510
General partner interest in net (income) loss	(4,964)	(5,461)	(8,957)	(330)
Limited partners’ interest in net income (loss)	$226,295	$267,576	$408,093	$16,180
Net income (loss) per common unit – basic and diluted	$0.55	$0.60	$0.99	$0.04
Weighted-average common units outstanding – basic and diluted	413,070	443,973	413,087	443,972

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	June 30, 2021	December 31, 2020
Total current assets	$886,251	$943,064
Net property, plant, and equipment	8,589,965	8,709,945
Other assets	2,150,083	2,177,018
Total assets	$11,626,299	$11,830,027
Total current liabilities	$1,126,671	$960,935
Long-term debt	6,835,838	7,415,832
Asset retirement obligations	267,624	260,283
Other liabilities	343,293	297,765
Total liabilities	8,573,426	8,934,815
Equity and partners’ capital
Common units (413,076,351 and 413,839,863 units issued and outstanding at June 30, 2021, and December 31, 2020, respectively)	2,927,066	2,778,339
General partner units (9,060,641 units issued and outstanding at June 30, 2021, and December 31, 2020)	(13,923)	(17,208)
Noncontrolling interests	139,730	134,081
Total liabilities, equity, and partners’ capital	$11,626,299	$11,830,027

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
thousands	2021	2020
Cash flows from operating activities
Net income (loss)	$429,512	$(8,059)
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	268,402	252,124
Long-lived asset and other impairments	27,604	165,935
Goodwill impairment	—	441,017
(Gain) loss on divestiture and other, net	(642)	2,883
(Gain) loss on early extinguishment of debt	289	(8,740)
Cash paid to settle interest-rate swaps	—	(12,763)
Change in other items, net	(11,504)	(93,398)
Net cash provided by operating activities	$713,661	$738,999
Cash flows from investing activities
Capital expenditures	$(137,928)	$(313,065)
Acquisitions from related parties	(2,000)	—
Contributions to equity investments - related parties	(3,508)	(16,064)
Distributions from equity investments in excess of cumulative earnings – related parties	21,373	13,340
Proceeds from the sale of assets to third parties	8,003	—
(Increase) decrease in materials and supplies inventory and other	7,656	(39,212)
Net cash used in investing activities	$(106,404)	$(355,001)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$100,000	$3,586,173
Repayments of debt	(531,085)	(3,583,149)
Increase (decrease) in outstanding checks	(29,102)	(4,686)
Distributions to Partnership unitholders	(264,234)	(422,679)
Distributions to Chipeta noncontrolling interest owner	(1,521)	(2,775)
Distributions to noncontrolling interest owner of WES Operating	(5,292)	(8,676)
Net contributions from (distributions to) related parties	4,508	21,832
Finance lease payments	(3,639)	(10,262)
Unit repurchases	(16,241)	—
Net cash provided by (used in) financing activities	$(746,606)	$(424,222)
Net increase (decrease) in cash and cash equivalents	$(139,349)	$(40,224)
Cash and cash equivalents at beginning of period	444,922	99,962
Cash and cash equivalents at end of period	$305,573	$59,738

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted Gross Margin

	Three Months Ended
thousands	June 30, 2021	March 31, 2021
Reconciliation of Gross margin to Adjusted gross margin
Total revenues and other	$719,131	$674,974
Less:
Cost of product	78,044	88,969
Depreciation and amortization	137,849	130,553
Gross margin	503,238	455,452
Add:
Distributions from equity investments	70,947	61,189
Depreciation and amortization	137,849	130,553
Less:
Reimbursed electricity-related charges recorded as revenues	17,585	17,312
Adjusted gross margin attributable to noncontrolling interests (1)	17,213	15,258
Adjusted gross margin	$677,236	$614,624
Adjusted gross margin for natural-gas assets	$469,409	$432,389
Adjusted gross margin for crude-oil and NGLs assets	150,317	133,145
Adjusted gross margin for produced-water assets	57,510	49,090
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted EBITDA

	Three Months Ended
thousands	June 30, 2021	March 31, 2021
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$238,277	$191,235
Add:
Distributions from equity investments	70,947	61,189
Non-cash equity-based compensation expense	7,121	6,734
Interest expense	95,290	98,493
Income tax expense	1,465	1,112
Depreciation and amortization	137,849	130,553
Impairments	12,738	14,866
Other expense	30	1,218
Less:
Gain (loss) on divestiture and other, net	1,225	(583)
Gain (loss) on early extinguishment of debt	—	(289)
Equity income, net – related parties	58,666	52,165
Other income	84	—
Adjusted EBITDA attributable to noncontrolling interests (1)	12,616	10,997
Adjusted EBITDA	$491,126	$443,110
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$452,111	$261,550
Interest (income) expense, net	95,290	98,493
Accretion and amortization of long-term obligations, net	(1,914)	(2,088)
Current income tax expense (benefit)	749	555
Other (income) expense, net	(84)	1,207
Distributions from equity investments in excess of cumulative earnings – related parties	9,232	12,141
Changes in assets and liabilities:
Accounts receivable, net	38,982	30,182
Accounts and imbalance payables and accrued liabilities, net	(55,758)	16,467
Other items, net	(34,866)	35,600
Adjusted EBITDA attributable to noncontrolling interests (1)	(12,616)	(10,997)
Adjusted EBITDA	$491,126	$443,110
Cash flow information
Net cash provided by operating activities	$452,111	$261,550
Net cash used in investing activities	(59,932)	(46,472)
Net cash provided by (used in) financing activities	(142,982)	(603,624)
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Free Cash Flow

	Three Months Ended
thousands	June 30, 2021	March 31, 2021
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$452,111	$261,550
Less:
Capital expenditures	78,145	59,783
Contributions to equity investments – related parties	3,422	86
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	9,232	12,141
Free cash flow	$379,776	$213,822
Cash flow information
Net cash provided by operating activities	$452,111	$261,550
Net cash used in investing activities	(59,932)	(46,472)
Net cash provided by (used in) financing activities	(142,982)	(603,624)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	534	519
Processing	3,433	3,237
Equity investments (1)	457	439
Total throughput	4,424	4,195
Throughput attributable to noncontrolling interests (2)	159	150
Total throughput attributable to WES for natural-gas assets	4,265	4,045
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	315	279
Equity investments (3)	386	337
Total throughput	701	616
Throughput attributable to noncontrolling interests (2)	14	12
Total throughput attributable to WES for crude-oil and NGLs assets	687	604
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	702	607
Throughput attributable to noncontrolling interests (2)	14	12
Total throughput attributable to WES for produced-water assets	688	595
Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.21	$1.19
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (5)	2.40	2.45
Per-Bbl Adjusted gross margin for produced-water assets (6)	0.92	0.92
(1)Represents the 22% share of average Rendezvous throughput, 50% share of average Mi Vida and Ranch Westex throughput, and 30% share of average Red Bluff Express throughput.
(2)For all periods presented, includes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Represents the 10% share of average White Cliffs throughput; 25% share of average Mont Belvieu JV throughput; 20% share of average TEG, TEP, Whitethorn, and Saddlehorn throughput; 33.33% share of average FRP throughput; and 15% share of average Panola and Cactus II throughput.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, divided by total throughput (MMcf/d) attributable to WES for natural-gas assets.
(5)Average for period. Calculated as Adjusted gross margin for crude-oil and NGLs assets, divided by total throughput (MBbls/d) attributable to WES for crude-oil and NGLs assets.
(6)Average for period. Calculated as Adjusted gross margin for produced-water assets, divided by total throughput (MBbls/d) attributable to WES for produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021
Throughput for natural-gas assets (MMcf/d)
Delaware Basin	1,244	1,133
DJ Basin	1,413	1,344
Equity investments	457	439
Other	1,310	1,279
Total throughput for natural-gas assets	4,424	4,195
Throughput for crude-oil and NGLs assets (MBbls/d)
Delaware Basin	184	162
DJ Basin	98	82
Equity investments	386	337
Other	33	35
Total throughput for crude-oil and NGLs assets	701	616
Throughput for produced-water assets (MBbls/d)
Delaware Basin	702	607
Total throughput for produced-water assets	702	607